Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-18127 of Midwest Airlines, Inc. on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of Skyway Airlines, Inc. 401K Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

June 26, 2006